UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934, as Amended
Date of Report (Date of earliest event reported): April 21, 2017

WYNN RESORTS, LIMITED
(Exact name of registrant as specified in its charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3131 Las Vegas Boulevard South - Las Vegas, Nevada 89109
(Address of principal executive offices) (Zip Code)

(702) 770-7555
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
On April 21, 2017, Wynn Resorts, Limited (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). The proposals voted upon at the Annual Meeting and the final results of the stockholder vote on each proposal, as certified by IVS Associates, Inc. (“IVS”), the independent inspector of elections for the Annual Meeting, were as follows:
Proposal 1: Election of Directors
To elect three Class III directors, each to serve until the 2020 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or until such director’s earlier death, resignation, removal or retirement:

Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Robert J. Miller	72,726,655	9,064,073	9,747,427
Clark T. Randt, Jr.	68,769,547	3,194,181	9,747,427
D. Boone Wayson	68,619,280	1,091,648	9,747,427
Elaine P. Wynn	21,366,800	—	—
The Company’s nominees for election as directors were Robert J. Miller, Clark T. Randt, Jr. and D. Boone Wayson. Based on the final voting results, the following Class III directors were elected with their terms expiring in 2020: Robert J. Miller, Clark T. Randt, Jr. and D. Boone Wayson. The following Class I directors remain in office with their terms expiring in 2018: John J. Hagenbuch, Patricia Mulroy and J. Edward Virtue. The following Class II directors remain in office with their terms expiring in 2019: Dr. Ray R. Irani, Jay L. Johnson, Alvin V. Shoemaker and Stephen A. Wynn. The 21,366,800 votes received for Ms. Wynn consist of 9,287,000 shares owned by Ms. Wynn and 12,079,800 shares owned by the Wynn Family Limited Partnership (Stephen A. Wynn’s shares), all of which were voted by Mr. Wynn in favor of Ms. Wynn in accordance with the terms of the Amended and Restated Stockholders Agreement dated as of January 6, 2010.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
To ratify the Audit Committee’s appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending December 31, 2017:

Votes For	Votes Against	Abstain	Broker Non-Votes
90,913,844	460,002	164,309	—

Proposal 3: Approval, on an Advisory Basis, of our Executive Compensation

To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as described in the Proxy Statement:

Votes For	Votes Against	Abstain	Broker Non-Votes
47,963,161	33,757,741	69,826	9,747,427

Proposal 4: Approval, on an Advisory Basis, of the Frequency of Future Advisory Votes on Executive Compensation

To approve, on a non-binding advisory basis, whether future advisory votes on executive compensation should occur every year, every two years or every three years:

3 Years	2 Years	1 Year	Abstain	Broker Non-Votes
39,057,682	9,488,202	33,152,150	92,694	9,747,427

Proposal 5: Stockholder Proposal Regarding A Political Contributions Report
To request that the Company provide a political contributions report, updated semiannually, setting forth specified information:

Votes For	Votes Against	Abstain	Broker Non-Votes
23,928,209	56,535,531	1,326,988	9,747,427

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Dated: April 26, 2017	By:	/s/ Kim Sinatra
Kim Sinatra
Executive Vice President and General Counsel